UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022
TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on April 27, 2022, at which the following matters were voted upon:

(1)	Election of Directors;
(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2022;
(3)	Approval, on an advisory basis, of the frequency of advisory votes to approve named executive officer compensation; and
(4)	Advisory vote to approve named executive officer compensation.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:
Nominee	Votes For	Votes Withheld	Broker Non- Votes
Gregory H.A. Baxter	11,647,317	370,961	-
H.C. Charles Diao	11,820,836	197,442	-
Yavor Efremov	11,867,235	151,043	-
Ashley D. Frushone	11,822,922	195,356	-
David Glazek	11,786,200	232,078	-
Assia Grazioli-Venier	11,854,607	163,671	-
Stephen Usher	11,848,422	169,856	-
Lawrence S. Wexler	11,649,748	368,530	-
Arnold Zimmerman	11,856,952	161,326	-

(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2022:
For	14,851,706
Against	15,585
Abstain	2,759
Broker Non-Votes	-

(3)	Approval, on an advisory basis, of the frequency of advisory votes to approve named executive officer compensation:
Every 1 Year	11,808,590
Every 2 Years	29,808
Every 3 Years	157,140
Abstain	22,740
Broker Non-Votes	-

(4)	Advisory vote to approve named executive officer compensation:
For	11,762,012
Against	215,337
Abstain	40,929
Broker Non-Votes	2,851,772

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: May 2, 2022	By:	/s/ Brittani Cushman
	Name:	Brittani Cushman
	Title:	Senior Vice President, General Counsel and Secretary